Exhibit 10.2
TETRA TECHNOLOGIES, INC.
THIRD AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT
GRANT NOTICE
Pursuant to the TETRA Technologies, Inc. Third Amended and Restated 2018 Equity Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), TETRA Technologies, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) an award of Restricted Stock Units (the “Award”), as described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:

By electronically acknowledging and accepting this Award, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and Participant.
TETRA Technologies, Inc.:                Participant:

By:

Name:                            Name:

Title:
4897-6305-2349v.3

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
Article I.
GENERAL
1.01Grant of RSUs.
(a)The Company hereby grants the number of Restricted Stock Units to the Participant as specified in the Grant Notice (the “RSUs”), effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”).
(b)Each RSU shall initially represent an unfunded, unsecured right to receive one share of the Company’s Common Stock (“Share”) or cash in lieu thereof pursuant to the terms and conditions of the Plan and this Agreement. As a holder of RSUs, the Participant has only the rights of a general unsecured creditor of the Company, unless and until settlement of the RSUs.
1.02Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Share that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or the Agreement (including Section 1.03).
1.03Dividend Equivalents. Notwithstanding anything to the contrary contained herein, each RSU subject to this Award is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the settlement or the forfeiture of the RSU to which the Dividend Equivalent corresponds. Each vested Dividend Equivalent entitles the Participant to receive payments, if any dividends are declared, subject to and in accordance with the Agreement, in an amount equal to any dividends paid by the Company in respect of the Share underlying the RSU to which such Dividend Equivalent relates. The Company shall establish, with respect to each RSU, a separate bookkeeping account for such RSU (an “Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such RSU remains outstanding with respect to the Share underlying the RSU to which such Dividend Equivalent relates. Upon the date that the RSU becomes vested, the Dividend Equivalent (and the Account) with respect to such vested RSU shall become vested. Similarly, upon the forfeiture of a RSU, the Dividend Equivalent (and the Account) with respect to such forfeited RSU shall also be forfeited. Dividend Equivalents shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the applicable vested RSU is settled in accordance with Section 2.03 or the forfeiture of the RSU underlying such Dividend Equivalent. Payments with respect to vested Dividend Equivalents shall be made as soon as practicable, and within thirty (30) days, after the date that such Dividend Equivalent vests. The Participant shall not be entitled to receive any interest with respect to the payment of Dividend Equivalents.
1.04Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control and govern.

1.05Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article II.
VESTING, FORFEITURE, AND SETTLEMENT OF RSUS
2.01Vesting of RSUs. Subject to the terms and conditions of the Plan and this Agreement, the RSUs will become vested (“Vested RSUs”) according to the Vesting Schedule in the Grant Notice (the “Vesting Schedule”), except that any fraction of a RSU which would be vested will be accumulated and will vest only when a whole Vested RSU has accumulated.
2.02Forfeiture. In the event Participant ceases to be a Service Provider for any reason (voluntary or involuntary), Participant will immediately and automatically forfeit to the Company any RSUs that are not Vested RSUs (the “Unvested RSUs”) and any related Dividend Equivalents at the time Participant ceases to be a Service Provider, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Upon forfeiture of Unvested RSUs, the Participant will have no further rights with respect to the Unvested RSUs and any related Dividend Equivalents.
2.03Settlement of RSUs. Settlement of each Vested RSU, together with any related Dividend Equivalents, shall be in cash or Shares, or any combination thereof, as determined by the Administrator. If settled in Shares, each Vested RSU and related Dividend Equivalent subject to such Share settlement shall represent the right to receive one Share. If settled in cash, each Vested RSU and related Dividend Equivalent subject to such cash settlement shall represent the right to receive cash in an amount equal to the Fair Market Value of a Share on the date of vesting. Any Shares delivered to or on behalf of Participant in exchange for Vested RSUs and related Dividend Equivalents shall (i) be delivered on or prior to the Settlement Date (as herein defined) following the Vesting Date and (ii) be subject to any further transfer or other restrictions as may be required by securities law or other applicable law as determined by the Company. Any settlement in cash shall be made on or prior to the Settlement Date. For purpose of this Agreement, the “Settlement Date” shall be any business day within the thirty (30) calendar day period following each Vesting Date.
Article III.[]
TAXATION AND TAX WITHHOLDING
3.01Representation. Participant represents to the Company that Participant has had the opportunity to review with Participant’s own tax advisors the tax consequences of the RSUs and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.02Tax Withholding.
(a)Prior to the settlement of any Vested RSUs hereunder, Participant must make arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations arising in connection with the Award. At such time, Participant shall deliver to Company the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation, and, if Participant fails to do so, Company is authorized, but not obligated, to (1) withhold from any cash or other remuneration (including any Shares), then or thereafter payable to Participant, any tax required to be withheld; or (2) sell such number of Shares before their transfer to Participant as is appropriate to satisfy such tax withholding requirements, before transferring the resulting net number of Shares to Participant in satisfaction of its obligations under this Agreement.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of any Shares by Participant. The Company and the Subsidiaries do not commit to, and are under no obligation to structure this Award to, reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
4.01Adjustments. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.02Limited Transferability. The RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order.
4.03Regulatory Restrictions on Shares. Notwithstanding the other provisions of this Agreement, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of any Shares hereunder to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to Participant to (i) register for offering or resale, (ii) qualify for exemption under federal securities law, (iii) register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or (iv) continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or appropriate to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
4.04Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary in order to conform to Applicable Laws.
4.05Participant’s Representations. Notwithstanding any of the provisions hereof, Participant hereby agrees that (i) Participant will not acquire any Shares and (ii) the Company will not be obligated to issue any Shares to Participant hereunder, unless and until the issuance and delivery of such

Shares complies with Applicable Laws. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The obligations of the Company and the rights of Participant are subject to all Applicable Laws.
4.06Investment Representations. Unless the Shares are issued to Participant in a transaction registered under applicable federal and state securities laws, Participant represents and warrants to the Company that all Shares which may be received hereunder will be acquired by Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to Participant in a transaction registered under the applicable federal and state securities laws, at the option of the Company, (i) a stop-transfer order against the Shares may be placed on the official stock books and records of the Company or at the transfer agent, and (ii) a legend indicating that such Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on a stock certificates to ensure exemption from registration. The Company may require such other action or agreement by Participant as may from time to time be necessary or appropriate to comply with the federal, state and foreign securities laws or other Applicable Laws.
4.07Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Participant.
4.08Delivery of Documents and Notices.
(a)Address for Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for the Participant by the Company, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company in care of its Corporate Secretary at 24955 Interstate 45 North, The Woodlands, Texas 77380, and to the Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.
(b)Description of Electronic Delivery. The Plan documents including, but not limited to, the Plan, the Grant Notice, this Agreement, prospectuses, account statements, any reports of the Company provided generally to the Company’s stockholders, and all other forms of communication may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or such other means of electronic delivery specified by the Company.
(c)Consent to Electronic Delivery; Electronic Signature. The Participant acknowledges that the Participant has read this Section 4.08 and consents to the electronic delivery of the

Plan documents as described in Section 4.08(b). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company of such revoked consent or revised electronic mail address by telephone, postal service or electronic mail. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such document that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

4.09Administrator Authority; Decisions Conclusive and Binding. Participant hereby (i) acknowledges that a copy of the Plan has been made available for his or her review by the Company, (ii) represents that he or she is familiar with the terms and provisions thereof, and (iii) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to (x) interpret this Agreement, the Grant Notice and the Plan, (y) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (z) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice.
4.10Claims. Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and Participant shall not have any claim or right of any nature against any Parent, Subsidiary or affiliate of the Company, or any existing or former stockholder, director, officer or employee of the Company or any Parent, Subsidiary or affiliate of the Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 4.10. The term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Agreement, the Grant Notice or the Plan, or an alleged breach of this Agreement, the Grant Notice or the Plan.
4.11Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (i) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (ii) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan shall not be valid or binding or of any force or effect.
4.12Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, shall not in any way be affected or impaired thereby.
4.13Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets.
4.14Compensation Recoupment. The Award (and all Shares thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by the provisions of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations or rules promulgated thereunder, (ii) any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system, (iii) any clawback policies adopted by the Company to implement any such requirements, or (iv) any other compensation recovery policies as may be adopted from time to time by the Company including, as applicable, the Executive Incentive Compensation Recoupment Policy, as it may be amended, all to the extent determined by the Administrator in its discretion to be applicable to Participant.
4.15No Effect on Employment or Service Relationship. Nothing in the Plan, the Grant Notice or this Agreement (i) confers upon Participant any right to continue as a Service Provider of the Company or any Subsidiary or (ii) interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, except to the extent expressly provided otherwise in a written agreement between the Company (or a Subsidiary) and Participant.
4.16Construction. Headings in this Agreement are included for convenience and shall not be considered in the interpretation of this Agreement. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Agreement shall be construed according to its fair meaning and shall not be strictly construed against the Company.
4.17Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of an electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
4.18Modification. No change or modification of this Agreement or the Grant Notice shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Grant Notice without Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary or appropriate for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
4.19Data Privacy. Participant hereby acknowledges that Participant’s personal data as described in this Agreement and any other Award materials may be collected, used and/or transferred in electronic or other form by and among, as applicable, the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security number or other identification number, compensation, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (individually and collectively, “Data”).
Participant understands that Data will be transferred to third parties as may be selected by the Company to assist the Company with the implementation, administration and management of the Plan. In addition, Data may be transferred to the trustee of any trust established in connection with the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. If Participant resides outside the United States, Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Corporate Secretary in The Woodlands, Texas. Participant authorizes the Company and such other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. If Participant resides outside the United States, Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Corporate Secretary in The Woodlands, Texas.
4.20Section 409A Compliance. It is the intention of the Parties that this Agreement is written and administered, and will be interpreted and construed, in a manner such that no amount under this Agreement becomes subject to (i) gross income inclusion under Code Section 409A or (ii) interest and additional tax under Code Section 409A (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of the Section 409A Penalties. Accordingly, the Participant consents to any amendment of this Agreement which the Company may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available to, the Participant a copy of such amendment. Further, to the extent that any terms of the Agreement are ambiguous, such terms shall be interpreted as necessary to comply with, or an exemption under, Code Section 409A when applicable. Under no circumstances will the Company have any liability for any violation of Code Section 409A.
[End.]